Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (1) the inclusion in or incorporation by reference into the Registration Statement on Form S-1 (including any amendments, supplements, or exhibits thereto, any prospectus that is a part thereof, and any financial statements) of Memorial Resource Development Corp. (the “Registration Statement”) of (a) our report, dated October 28, 2014, with respect to estimates of proved reserves and future net revenues to the Memorial Resource Development Corp. interest, as of September 30, 2014, in certain oil and gas properties located in Terryville, Hico-Knowles, and Ruston Fields, Louisiana; (b) our report, dated October 29, 2014, with respect to estimates of proved reserves and future net revenues to the Memorial Resource Development Corp. Terryville Mineral & Royalty Partners LP overriding royalty interest, as of September 30, 2014, in certain oil and gas properties located in Terryville, Hico-Knowles, and Ruston Fields, Louisiana; (c) our report, dated April 3, 2014, with respect to estimates of proved reserves and future net revenues to the Memorial Resource Development LLC interest, as of December 31, 2013, in certain oil and gas properties located in Colorado, Louisiana, Oklahoma, Texas, and Wyoming; (d) our audit letter, dated April 24, 2014, with respect to estimates of probable and possible reserves and future net revenues to the Memorial Resource Development LLC interest, as of December 31, 2013, in certain oil and gas properties located in Colorado, Louisiana, Oklahoma, and Texas; and (e) our report, dated January 30, 2014, with respect to estimates of reserves and future net revenues to the combined interest of Memorial Production Partners LP and its subsidiaries, as of December 31, 2013, in certain oil and gas properties located in the United States and federal waters offshore California; and (2) all references to our firm or such reports included in or incorporated by reference into the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

November 10, 2014